23(m)(a)
Amended Schedule A dated March 1, 2009 — 12b-1 Plan of Distribution

AMENDED SCHEDULE A
12B-1 PLAN OF DISTRIBUTION
     The following series and classes of shares are offered effective as of March 1, 2009:

Transamerica AllianceBernstein	Transamerica American Century	Transamerica Asset Allocation — Conservative
International Value	Large Company Value	Portfolio
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class R

Transamerica Asset Allocation — Growth	Transamerica Asset Allocation —	Transamerica Asset Allocation — Moderate
Portfolio	Moderate Growth Portfolio	Portfolio
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class R	Class R	Class R

Transamerica Bjurman, Barry Micro	Transamerica BlackRock Global
Emerging Growth	Allocation	Transamerica BlackRock Large Cap Value
Class I	Class I	Class I

Transamerica BlackRock Natural	Transamerica Clarion Global Real
Resources	Estate Securities	Transamerica Evergreen Health Care
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class I

Transamerica Evergreen International	Transamerica Federated Market
Small Cap	Opportunity	Transamerica JPMorgan International Bond
Class I	Class I	Class I

Transamerica JPMorgan Mid Cap Value	Transamerica Jennison Growth	Transamerica Legg Mason Partners All Cap
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
Class I

Transamerica Legg Mason Partners
Investors Value	Transamerica Loomis Sayles Bond	Transamerica MFS International Equity
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I

	Transamerica Marsico International	Transamerica BNY Mellon Market Neutral
Transamerica Marsico Growth	Growth	Strategy
Class A	Class I	Class I
Class B
Class C
Class I

Transamerica Multi-Manager	Transamerica Multi-Manager	Transamerica Neuberger Berman
Alternative Strategies Portfolio	International Portfolio	International
Class A	Class A	Class I
Class C	Class B
Class C

Transamerica Oppenheimer Developing	Transamerica Oppenheimer Small-
Markets	& Mid-Cap Value	Transamerica PIMCO Real Return TIPS
Class I	Class I	Class A
Class B
Class C
Class I

Transamerica Schroders
Transamerica PIMCO Total Return	International Small Cap	Transamerica Templeton Global
Class A	Class I	Class A
Class B		Class B
Class C		Class C
Class I		Class I

Transamerica Third Avenue Value	Transamerica Balanced	Transamerica Convertible Securities
Class I	Class A	Class A
	Class B	Class B
	Class C	Class C
	Class I	Class I

Transamerica Equity	Transamerica Flexible Income	Transamerica Growth Opportunities
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I
Class T

Transamerica High Yield Bond	Transamerica Money Market	Transamerica Science & Technology
Class A	Class A	Class A
Class B	Class B	Class B
Class C	Class C	Class C
Class I	Class I	Class I

Transamerica Short-Term Bond	Transamerica Small/Mid Cap Value	Transamerica Value Balanced
Class A	Class A	Class A
Class C	Class B	Class B
Class I	Class C	Class C
	Class I	Class I

Transamerica Van Kampen Emerging
Transamerica UBS Dynamic Alpha	Transamerica UBS Large Cap Value	Markets Debt
Class I	Class I	Class I

Transamerica Van Kampen Mid-Cap	Transamerica Van Kampen Small
Growth	Company Growth	Transamerica WMC Emerging Markets
Class I	Class I	Class I

Transamerica Thornburg International
Value
Class I

SERVICE AND DISTRIBUTION FEES
     The Fund is authorized to pay to Servicing Party the following annual distribution and service fees as compensation for Servicing Party’s services as Distributor of those specific shares of the Fund.

Class A Shares	0.35% of average daily net assets of the Fund's Class A shares
Class B Shares	1.00% of average daily net assets of the Fund's Class B shares
Class C Shares	1.00% of average daily net assets of the Fund's Class C shares
Class M Shares	1.00% of average daily net assets of the Fund's Class M shares
Class R Shares	0.50% of average daily net assets of the Fund's Class R shares
     The Fund may pay a distribution and service fee to Servicing Party at a lesser rate than the fees specified in Sections 1(a) and 1(b), respectively, of this Plan, in either case as agreed upon by the Trust and Servicing Party and as approved in the manner specified in Section 5 of this Plan.
     12b-1 distribution and service fees are not applicable to Class I and Class T shares.